UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
On August 24, 2015, LifeVantage Corporation (the “Company”) announced the appointment of Mark Jaggi as its Chief Financial Officer, effective immediately. The press release announcing Mr. Jaggi’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In connection with his employment, the Company and Mr. Jaggi have entered into an offer letter and a Key Executive Benefit Package. Pursuant to the offer letter, the Company agreed to pay Mr. Jaggi an annual base salary of $325,000. Mr. Jaggi is also eligible to participate in the Company’s annual incentive plan at the officer level with a target bonus of 50% of his base salary. Any such incentive bonus will be paid to him during the first three months of the fiscal year that follows the applicable performance fiscal year. The incentive bonus, if any, will be deemed to have been earned on the date of payment of such bonus and Mr. Jaggi must be employed through the date of payment in order to receive the incentive bonus. The offer letter also provides that Mr. Jaggi will be granted restricted stock under the Company’s 2010 Long Term Incentive Plan in the amount of 120,000 shares of the Company’s common stock effective as of his employment start date of August 24, 2015. The Company and Mr. Jaggi will enter into a restricted stock grant agreement prescribed by the Company that will provide the terms and conditions of the restricted stock grant. The restricted stock award will vest as to 40,000 shares upon each of the first three year anniversaries of the date of grant, provided that Mr. Jaggi is still employed with the Company on each vesting date. The restricted stock grant will be subject to the terms of the Company’s 2010 Long-Term Incentive Plan.
Mr. Jaggi’s employment with the Company is at-will and either he or the Company can terminate his employment at any time and for any reason or for no reason, in each case subject to the terms and provisions of his offer letter and Key Executive Benefit Package. Upon termination of employment for any reason, Mr. Jaggi will receive payment or benefits from the Company covering the following: (i) all unpaid salary and unpaid vacation accrued through the date of termination of employment, (ii) any payments/benefits to which he is entitled under the express terms of any applicable Company employee benefit plan, (iii) any unreimbursed business expenses, and (iv) his then outstanding equity compensation awards as governed by their applicable terms. The payments and benefits described in the immediately preceding clauses “(i)” through “(iv)” are referred to collectively as the “Accrued Pay.”
If Mr. Jaggi voluntarily terminates his employment, if the Company terminates Mr. Jaggi’s employment for “cause” (as defined in the Key Executive Benefit Package) or if his employment terminates due to his disability (as defined in the Key Executive Benefit Package), death or presumed death, then he or his estate will be entitled to receive only the Accrued Pay.
If the Company terminates Mr. Jaggi’s employment without cause, he will be asked to execute and deliver to the Company a separation agreement that will provide, among other things, a release of all claims against the Company and a covenant not to sue the Company. So long as Mr. Jaggi executes and does not revoke the separation agreement, and he remains in full compliance with its terms, he will be entitled to (i) the Accrued Pay, and (ii) payments equal in the aggregate to six months of his then annualized base salary. The payments referred to in the immediately preceding clause “(ii)” will be paid in substantially equal monthly installments over the six month period following the date of termination of employment, except that the first payment (in an amount equal to two months of base salary) will be made on the 60th day following the date of termination of employment.
The description of the terms and provisions of the offer letter and Key Executive Benefit Package contained in this Item 5.02 is qualified in its entirety by reference to the actual offer letter and Key Executive Benefit Package, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Prior to joining the Company, Mr. Jaggi, age 40, was the Executive Vice President, Treasurer and Chief Financial Officer of Twinlab Consolidated Holdings Inc., a publicly traded nutritional supplements and natural products company. Prior to joining Twinlab Consolidated Holdings in March 2012, Mr. Jaggi was with Summit Industries, a manufacturer and marketer of pharmaceutical and non-regulated liquid and cream solutions, as its President and Chief Executive Officer from 2009 until March 2012 and as its Chief Financial Officer from 2007 to 2009. Prior to Summit Industries, Mr. Jaggi served as Director of Finance at O’Sullivan Industries from 2005 to 2007 and held positions of increasing responsibility at Ford Motor Company from 1998 to 2005. Mr. Jaggi holds a Bachelors degree in Finance from the University of Utah and an MBA from Duke University.
There is no arrangement or understanding between Mr. Jaggi and any other person pursuant to which he was selected as an officer of the Company. Mr. Jaggi has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Jaggi or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.
Prior to his employment start date as Chief Financial Officer of the Company, beginning July 21, 2015, Mr. Jaggi served as a consultant to the Company. The consulting relationship was pursuant to a Consulting Agreement between Mr. Jaggi and the Company, which provided that Mr. Jaggi was paid $150 per hour for his services.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter by and between Mark Jaggi and LifeVantage Corporation dated July 17, 2015*
10.2	Key Employee Benefits Package by and between Mark Jaggi and LifeVantage Corporation dated August 24, 2015*
99.1	Press Release issued August 24, 2015 announcing appointment of new Chief Financial Officer
*	Management contract or compensatory plan or arrangement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 24, 2015	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Vice President, Legal Affairs